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Exhibit 4.4

BENEFICIAL OWNER ELECTION FORM

TBS INTERNATIONAL PLC

        The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the grant of non-transferable subscription rights (the "Subscription Rights") to purchase Series A Preference Shares ("Preference Shares") of TBS International plc (the "Company") pursuant to a subscription rights offering (the "Rights Offering") as described further in the Company's prospectus dated [    •    ], 2011 (the "Prospectus"), the receipt of which is hereby acknowledged. The subscription rights have been distributed to holders of the Company's ordinary shares at 5:00 p.m., New York City time, on May [    •    ], 2011, the record date for the rights offering (the "Record Date").

        With respect to any instructions to exercise or not exercise Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you no later than 5:00 p.m., New York City time, on [    •    ], 2011, the last business day prior to the scheduled expiration date of the Rights Offering.

        This form will instruct you whether to exercise Subscription Rights to purchase Preference Shares distributed with respect to the Ordinary shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions for Exercise of TBS International plc Subscription Rights.

CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION

Box 1.	☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Series A Preference Shares.
Box 2.	☐	Please EXERCISE SUBSCRIPTION RIGHTS for Series A Preference Shares as set forth below:

(no. of rights) (in an equal multiple of 100) (100 rights per Series A Preference Share)	÷	100 (rights/share)	=	(total number of Series A Preference Shares)	×	$100.00 (price/share)	=	$ (total required payment)

Form of payment:

  •
  Payment in the following amount is enclosed: $

  •
  Please deduct payment of $                        from my (our) following account maintained by you.

        I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form.

  •
  Acknowledge receipt of the Prospectus and irrevocably elect to purchase the Preference Shares indicated above upon the terms and conditions specified in the Prospectus; and

  •
  Agree that if I (we) fail to pay for the Preference Shares that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

        If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, please provide the following information:

Name:
Capacity:
Address:
Telephone Number:

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  Exhibit 4.4
BENEFICIAL OWNER ELECTION FORM
TBS INTERNATIONAL PLC
CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION